                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital One Financial Corporation of our report dated January 16, 2001, except for Note E as to which the date is February 6, 2001, included in the 2000 Annual Report to Stockholders of Capital One Financial Corporation.

We also consent to the incorporation by reference in the following Registration Statements of Capital One Financial Corporation of our report dated January 16, 2001, except for Note E as to which the date is February 6, 2001, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000:

     Registration Statement
             Number                   Form                           Description
     --------------------------- ----------------     ------------------------------------------

        33-80263                    Form S-8            Marketing and Management Services Agreement
        33-86874                    Form S-8            Employee Stock Purchase Plan
        33-86876                    Form S-8            Employee Savings Plan
        33-86986                    Form S-8            1994 Stock Incentive Plan
        33-91790                    Form S-8            1995 Non-Employee Directors Stock Incentive Plan
        33-97032                    Form S-8            Amendment to 1994 Stock Incentive Plan
        33-99748                    Form S-3            Dividend Reinvestment and Stock Purchase Plan
        333-3580                    Form S-3            Debt  Securities, Preferred  Stock  and  Common
                                                        Stock in the amount of $200 million
        333-42853                   Form S-8            1994 Stock Incentive Plan
        333-45453                   Form S-8            Associate Savings Plan
        333-51639                   Form S-8            1994 Stock Incentive Plan, Tier 5 Special Option
                                                        Program
        333-51637                   Form S-8            1994 Stock Incentive Plan
        333-57317                   Form S-8            1994 Stock Incentive Plan,
                                                        1998 Special Option Program
        333-58577                   Form S-3            Debt  Securities,  Preferred  Stock  and  Common
                                                        Stock in the amount of $500 million
        333-60831                   Form S-3            Acquisition of Summit Acceptance Corporation
        333-70305                   Form S-8            1994 Stock Incentive Plan, Supplemental Special
                                                        Option Program
        333-78067                   Form S-8            1994 Stock Incentive Plan
        333-78383                   Form S-8            1994 Stock Incentive Plan, 1999
                                                        Performance-Based Option Program and Supplemental
                                                        Special Option Program
        333-78609                   Form S-8            1999 Stock Incentive Plan
        333-78635                   Form S-8            1999 Non-Employee Directors Stock Incentive
                                                        Plan
        333-84693                   Form S-8            1994 Stock Incentive Plan, Supplemental
                                                        Special Option Program
        333-85227                   Form S-3            Debt Securities, Preferred Stock and Common
                                                        Stock in the amount of $1 billion
        333-91327                   Form S-8            1994 Stock Incentive Plan
        333-92345                   Form S-8            1994 Stock Incentive Plan
        333-43288                   Form S-8            1994 Stock Incentive Plan

/s/ Ernst & Young LLP
McLean, Virginia
March 27, 2001